UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

RTG VENTURES, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	333-85072	59-3666743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

185 Madison Avenue
New York, New York 10016
(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (212) 725-4423

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 20, 2007, RTG Ventures, Inc., a Florida corporation ("RTG") entered into a Share Exchange Agreement with Atlantic Network Holdings Limited, a Guernsey company limited by shares ("ANHL"), New Media Television (Europe) Limited, a United Kingdom private company limited by shares and a majority owned subsidiary of ANHL ("NMTV"), and certain outside shareholders of NMTV (the "Exchange Agreement").

Pursuant to the Exchange Agreement, ANHL and the outside shareholders of NMTV will exchange all of their shares in NMTV for newly-issued shares of RTG and NMTV will become a wholly-owned subsidiary of RTG. Following the closing, ANHL will own a controlling interest in RTG. The transaction is subject, among other things, to RTG's completing audits for its past two fiscal years and filing all reports required under the Securities Exchange Act of 1934, as amended, to the date of the closing.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

99.1
Share Exchange Agreement, dated March 20, 2007, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the Outside Stockholders Listed on Exhibit A thereto and New Media Television (Europe) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTG Ventures, Inc.
(Registrant)

Dated: March 21, 2007	By: /s/ Linda Perry
Linda Perry, Chief Executive Officer